EXHIBIT 8.1

SUBSIDIARIES OF INTELLIGENT CONTENT ENTERPRISES INC.

100% owned subsidiaries incorporated in the Province of Ontario

DoubleTap Daily Inc. (incorporated February 29, 2016)	ICE Studio Productions Inc. (incorporated June 16, 2016)